Exhibit 99.1

Press Release

Ikanos Communications Announces Results for the

Third Quarter Fiscal Year 2012

Recent Highlights

•	Successfully launched Velocity™-3, integrating Ikanos NodeScale™ technology, at Broadband World Forum 2012

•	Q3 revenue of $31.4 million

•	GAAP net loss of $(6.4) million, or $(0.09) per share, for Q3

•	Q3 ending cash, cash equivalents and short-term investments of $33.4 million

•	Regained NASDAQ listing compliance

FREMONT, Calif., October, 25, 2012 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today announced its financial results for the third quarter of 2012, ended September 30, 2012.

“For the third quarter, we met our revenue guidance of $31.4 million while achieving GAAP operating expenses of $21.1 million, below our guidance of $22 to $23 million,” said Dennis Bencala, CFO of Ikanos. “We continued to effectively manage our business and our cash position, which totaled approximately $33.4 million at quarter end, up slightly from the preceding quarter.”

Omid Tahernia, president and CEO, said, “We are very excited with the successful launch of our Velocity™-3 chipset solution, which positions Ikanos at the forefront of broadband momentum seen worldwide. As planned, we successfully demonstrated our NodeScale Vectoring reference system based on the Velocity-3 chipset. The tremendous reception of Velocity™-3 from carriers and OEMs underscores Ikanos’ understanding of the market, deployment models and challenges, and our momentum with this leadership chipset continues with delivery of samples to customers expected late this year.”

“Our Fusiv® family of CPE products continues to grow and now represents 33% of the company’s revenue. In addition to support of key features like G. Vector and VDSL2 Bonding, we are working with our partners to enable connectivity to new, higher speed 802.11ac wireless solutions in our Fusiv® Vx185 and Vx175 communication processor families.”

Financial Details

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, restructuring charges, the amortization of intangible assets and gains on the sale of impaired assets. Ikanos has provided these measures because its management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

Revenue for the third quarter of 2012 was $31.4 million, compared to revenue of $35.4 million for the third quarter of 2011 and revenue of $32.1 million for the second quarter of 2012. GAAP gross profit for the third quarter of 2012 was 47%, compared to a GAAP gross profit of 50% for the third quarter of 2011 and GAAP gross profit of 47% for the second quarter of 2012.

Non-GAAP gross profit for the third quarter of 2012 was 48%, compared to a non-GAAP gross profit of 52% for the third quarter of 2011 and non-GAAP gross profit of 49% for the second quarter of 2012.

GAAP operating expenses for the third quarter of 2012, which included forecasted product tape-out expenses, were $21.1 million, compared to GAAP operating $19.9 million for the third quarter of 2011 and $17.5 million for the second quarter of 2012.

Non-GAAP operating expenses for the third quarter of 2012 were $20.2 million, compared to non-GAAP operating expenses of $18.8 million for the third quarter of 2011 and non-GAAP operating expenses of $16.9 million for the second quarter of 2012.

GAAP net loss for the third quarter of 2012 was $(6.4) million, or a loss of $(0.09) per share on 69.8 million weighted average shares outstanding, compared to a GAAP net loss for the third quarter of 2011 of $(2.2) million, or $(0.03) per share on 68.8 million weighted average shares, and a GAAP net loss of $(3.0) million, or $(0.04) per share on 69.5 million weighted average shares, for the second quarter of 2012.

Non-GAAP net loss for the third quarter of 2012 was $(5.1) million, or a loss of $(0.07) per share on 69.8 million weighted average shares, compared to a non-GAAP net loss of $(0.5) million, or $(0.01) per share on 68.8 million weighted average shares, for the third quarter of 2011 and a non-GAAP net loss of $(1.9) million, or $(0.03) per share on 69.5 million weighted average shares, for the second quarter of 2012.

Cash, cash equivalents and short-term investments at the end of the third quarter of 2012 were $33.4 million compared to $33.1 million at the end of the second quarter of 2012. Additionally, at the end of the third quarter of 2012, inventory was $6.4 million compared to $7.4 million at the end of the second quarter of 2012. Current liabilities at the end of the third quarter of 2012 were $28.1 million, compared to $21.3 million at the end of the second quarter of 2012. During the third quarter of 2012, current liabilities include an accounts receivable backed, revolving line of credit advance of $5.0 million.

Outlook

Revenue is expected to be between $31 million and $32 million for the fourth quarter of 2012.

GAAP gross profit for the fourth quarter of 2012 is expected to be between 48% and 50%. Non-GAAP gross profit is expected to continue to improve to between 50% and 52% for the fourth quarter of 2012. GAAP operating expenses for the fourth quarter of 2012 are expected to be in the range of $19 million to $20 million. Non-GAAP operating expenses are expected to be in the range of $18 million to $19 million for the fourth quarter of 2012. GAAP net loss for the fourth quarter of 2012 is expected to be in the range of approximately $(3.1) million to $(5.2) million, or a GAAP loss per share of $(0.04) to $(0.07). Non-GAAP net loss is expected to be in the range of approximately $(1.5) million to $(3.6) million, or a non-GAAP loss per share of $(0.02) to $(0.05).

Third Quarter Conference Call

Management will review the third quarter financial results and its expectations for subsequent periods at a conference call on October 25, 2012 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/irevents/ and click on the link provided for the webcast or dial (800) 289-0493 and enter conference ID 7767643. The webcast will be archived and available for 90 days at http://www.ikanos.com/investor/irevents/. A replay of the conference call will be accessible until January 23, 2013 by dialing (888) 203-1112 and entering conference ID 7767643.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2012 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Ikanos Velocity and NodeScale Vectoring are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are subject to risks and uncertainties concerning Ikanos Communications, including statements regarding our leadership position, outlook such as our expected revenue, gross profits, operating expenses, and the anticipated benefits of non-GAAP measures, our product testing and shipment, and anticipated benefits and acceptance of our products. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, but are not limited to, macroeconomic conditions which may cause our customers to defer purchasing plans, our ability to deliver full production releases of our newer products and the acceptance of those products by our cu1stomers, the continued demand by telecommunications service providers for specific xDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, our continued ability to obtain and deliver production volumes of new and current products and technologies, our ability to generate demand and close transactions for the sale of our products, our ability to develop commercially successful products as a result of our current research and development programs, our ability to successfully execute our restructuring plan, and unexpected future costs, expenses and financing requirements. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 1, 2012 filed with the Securities and Exchange Commission (SEC) on February 23, 2012 and our Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2012 filed with the SEC on August 2, 2012, as well as other reports that Ikanos files from time to time with the SEC. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to the date of this press release.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Revenue	$31,375	$35,420	$94,190	$101,148
Cost of revenue	16,620	17,590	48,274	50,388

Gross profit	14,755	17,830	45,916	50,760

Operating expenses:
Research and development	16,581	14,402	43,423	42,727
Selling, general and administrative	4,507	5,528	13,835	17,332
Restructuring	—	—	1,062	(109)

Total operating expenses	21,088	19,930	58,320	59,950

Loss from operations	(6,333)	(2,100)	(12,404)	(9,190)
Investment gain	—	—	—	1,295
Interest income and other, net	61	(311)	(251)	(222)

Loss before income taxes	(6,272)	(2,411)	(12,655)	(8,117)
Provision for income taxes	85	(261)	406	(75)

Net loss	$(6,357)	$(2,150)	$(13,061)	$(8,042)

Net loss per share
Basic and diluted	$(0.09)	$(0.03)	$(0.19)	$(0.12)

Weighted average number of shares
Basic and diluted	69,788	68,807	69,555	68,482

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	September 30, 2012	July 1, 2012	October 2, 2011
Revenue	$31,375	$32,055	$35,420
Cost of revenue	16,620	17,001	17,590

Gross profit	14,755	15,054	17,830

Operating expenses:
Research and development	16,581	12,842	14,402
Selling, general and administrative	4,507	4,648	5,528
Restructuring	—	(30)	—

Total operating expenses	21,088	17,460	19,930

Loss from operations	(6,333)	(2,406)	(2,100)
Interest income and other, net	61	(387)	(311)

Loss before income taxes	(6,272)	(2,793)	(2,411)
Provision for income taxes	85	206	(261)

Net loss	$(6,357)	$(2,999)	$(2,150)

Net loss per share
Basic and diluted	$(0.09)	$(0.04)	$(0.03)

Weighted average number of shares
Basic and diluted	69,788	69,543	68,807

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30, 2012				Three Months Ended October 2, 2011
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$31,375	$—		$31,375	$35,420	$—		$35,420
Cost of revenue	16,620	4	(a)	16,171	17,590	(11	)(a)	17,079
		(453	)(b)			(500	)(b)

Gross profit	14,755	(449)		15,204	17,830	(511)		18,341

Operating expenses:
Research and development	16,581	(514	)(a)	16,067	14,402	(772	)(a)	13,630
Selling, general and administrative	4,507	(209	)(a)	4,173	5,528	(194	)(a)	5,209
		(125	)(b)			(125	)(b)
Restructuring	—	—		—	—	—		—

Total operating expenses	21,088	(848)		20,240	19,930	(1,091)		18,839

Loss from operations	(6,333)	1,297		(5,036)	(2,100)	1,602		(498)
Interest income and other, net	61	—		61	(311)	—		(311)

Loss before income taxes	(6,272)	1,297		(4,975)	(2,411)	1,602		(809)
Provision for income taxes	85	—		85	(261)	—		(261)

Net loss	$(6,357)	$1,297		$(5,060)	$(2,150)	$1,602		$(548)

Net loss per share:
Basic and diluted	$(0.09)			$(0.07)	$(0.03)			$(0.01)

Weighted average outstanding shares:
Basic and diluted	69,788			69,788	68,807			68,807

Notes:						Three Months Ended
						September 30, 2012		October 2, 2011
(a) Stock-based compensation						$719		$977
(b) Amortization of acquired intangible assets						578		625

Total non-GAAP adjustments						$1,297		$1,602

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended July 1, 2012
	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$32,055	$—		$32,055
Cost of revenue	17,001	1	(a)	16,502
		(500	)(b)

Gross profit	15,054	(499)		15,553

Operating expenses:
Research and development	12,842	(340	)(a)	12,502
Selling, general and administrative	4,648	(165	)(a)	4,358
		(125	)(b)
Restructuring	(30)	30	(c)	—

Total operating expenses	17,460	(600)		16,860

Loss from operations	(2,406)	1,099		(1,307)
Interest income and other, net	(387)	—		(387)

Loss before income taxes	(2,793)	1,099		(1,694)
Provision for income taxes	206	—		206

Net Loss	$(2,999)	$1,099		$(1,900)

Net loss per share:
Basic and diluted	$(0.04)			$(0.03)

Weighted average outstanding shares:
Basic and diluted	69,543			69,543

Notes:

Three Months Ended July 1, 2012
(a) Stock-based compensation	$504
(b) Amortization of acquired intangible assets	625
(c) Restructuring charges	(30)

Total non-GAAP adjustments	$1,099

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Nine Months Ended September 30, 2012				Nine Months Ended October 2, 2011
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$94,190	$—		$94,190	$101,148	$—		$101,148
Cost of revenue	48,274	2	(a)	46,823	50,388	(67	)(a)	48,821
		(1,453	)(b)			(1,500	)(b)

Gross profit	45,916	(1,451)		47,367	50,760	(1,567)		52,327

Operating expenses:
Research and development	43,423	(1,450	)(a)	41,973	42,727	(1,919	)(a)	40,808
Selling, general and administrative	13,835	(569	)(a)	12,891	17,332	(720	)(a)	16,237
		(375	)(b)			(375	)(b)
Restructuring	1,062	(1,062	)(c)	—	(109)	109	(c)	—

Total operating expenses	58,320	(3,456)		54,864	59,950	(2,905)		57,045

Loss from operations	(12,404)	4,907		(7,497)	(9,190)	4,472		(4,718)
Investment gain	—	—		—	1,295	(1,295	)(d)	—
Interest income and other, net	(251)	—		(251)	(222)	—		(222)

Loss before income taxes	(12,655)	4,907		(7,748)	(8,117)	3,177		(4,940)
Provision for income taxes	406	—		406	(75)	—		(75)

Net loss	$(13,061)	$4,907		$(8,154)	$(8,042)	$3,177		$(4,865)

Net loss per share:
Basic and diluted	$(0.19)			$(0.12)	$(0.12)			$(0.07)

Weighted average outstanding shares:
Basic and dilluted	69,555			69,555	68,482			68,482

Notes:						Nine Months Ended
						September 30, 2012		October 2, 2011
(a) Stock-based compensation						$2,017		$2,706
(b) Amortization of acquired intangible assets						1,828		1,875
(c) Restructuring charges (credits)						1,062		(109)
(d) Investment gain						—		(1,295)

Total non-GAAP adjustments						$4,907		$3,177

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2012	July 1, 2012	January 1, 2012
Assets
Current assets:
Cash, cash equivalents and short-term investments	$33,434	$33,071	$34,760
Accounts receivable	19,688	20,721	18,308
Inventory	6,356	7,374	9,474
Prepaid expenses and other current assets	7,548	5,048	2,531

Total current assets	67,026	66,214	65,073
Property and equipment, net	8,607	7,695	7,036
Intangible assets, net	1,774	2,352	3,602
Other assets	2,540	2,566	1,896

	$79,947	$78,827	$77,607

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving line	$5,000	$—	$—
Accounts payable	10,249	9,333	5,413
Accrued liabilities	12,821	11,980	10,734

Total current liabilities	28,070	21,313	16,147
Other liabilities	1,989	1,988	738

Total liabilities	30,059	23,301	16,885
Stockholders’ equity	49,888	55,526	60,722

	$79,947	$78,827	$77,607